    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1997

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                          NORTHROP GRUMMAN CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                                      95-1055798
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                            1840 CENTURY PARK EAST
                        LOS ANGELES, CALIFORNIA  90067
                                (310) 201-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ____________________________

                        LOGICON 1991 STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS
               LOGICON 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                   LOGICON INCENTIVE STOCK OPTION PLAN NO. 3
                 LOGICON 1990 NON-QUALIFIED STOCK OPTION PLAN
                     LOGICON EMPLOYEE STOCK PURCHASE PLAN
                         ____________________________

                            James C. Johnson, Esq.
       Corporate Vice President, Secretary and Assistant General Counsel
                         Northrop Grumman Corporation
                            1840 Century Park East
                        Los Angeles, California  90067
                                (310) 201-3000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF AGENT FOR SERVICE OF PROCESS)
                                     ____

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                                              Proposed
                                                                    Proposed Maximum          Maximum             Amount of
Title of Each Class of Securities to be            Amount to be    Offering Price Per     Aggregate Offering    Registration
 Registered                                         Registered        Security(4)             Price(4)             Fee(4)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share(1)(2)       440,016(3)         118 7/32              $52,018,142          $15,763.07
=============================================================================================================================

(1) Includes rights ("Rights") issuable pursuant to that certain Common Stock Purchase Rights Plan dated September 21, 1988, which Rights are related to shares of Common Stock (including shares registered hereunder) in the ratio of one Right to one share.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Logicon Employee Stock Purchase Plan (the "ESPP") described herein.

(3) Of this number, 234,281 shares are being registered for issuance pursuant to the Logicon 1992 Employee Incentive Stock Option Plan, 34,810 shares are being registered for issuance pursuant to the Logicon 1991 Stock Option Plan for Non-Employee Directors, 26,021 shares are being registered for issuance pursuant to the Logicon Incentive Stock Option Plan No. 3, 5,094 shares are being registered for issuance pursuant to the Logicon 1990 Non-Qualified Stock Option Plan, 6,845 shares are being registered to cover previous issuances of unregistered shares under certain of these plans and 132,965 shares are being registered for issuance pursuant to the ESPP. Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable pursuant to any anti-dilution provisions of these plans.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the common stock of Northrop Grumman Corporation quoted on the New York Stock Exchange, Inc. on August 22, 1997.

                                EXPLANATORY NOTE

This registration statement on Form S-8 is being filed in relation to the acquisition of Logicon, Inc. ("Logicon") by Northrop Grumman Corporation (the "Company" or the "Registrant") and the subsequent conversion of employee benefit plans offering Logicon common stock to employee benefit plans offering Company common stock. Logicon ceased to be a registrant upon the filing of a Form 15 with the Securities and Exchange Commission (the "Commission") on August 5, 1997.

The contents of the following registration statements on Form S-8 filed with the Commission by Logicon or the former Geodynamics Corporation ("Geodynamics") in relation to the employee benefit plans so indicated are hereby incorporated herein by reference: the Logicon 1992 Employee Incentive Stock Option Plan (Registration No. 33-45813) filed February 19, 1992; the Logicon 1991 Stock Option Plan for Non-Employee Directors (Registration No. 33-45813) filed February 19, 1992; the Geodynamics Incentive Stock Option Plan No. 3 (Registration No. 33-28247); the Geodynamics 1990 Non-Qualified Stock Option Plan (Registration No. 33-39083) and the Logicon Employee Stock Purchase Plan (the "ESPP")(Registration No. 2-82907).

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUSES

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Part I to be contained in the Section 10(a) prospectuses is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the Company or the ESPP with the Commission are hereby incorporated by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (b) The ESPP's Annual Report on Form 11-K for the fiscal year ended December 31, 1996;

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above;

          (d) The description of the Company's Common Stock which is contained in the Company's registration statement on Form 8-B dated June 20, 1985 filed under the Exchange Act; and

          (e) The description of the Company's Common Stock Purchase Rights which is contained in the Company's registration statement on Form 8-A dated September 22, 1988, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company or the ESPP pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Copies of these documents will not be filed with this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages in connection with the breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitation authorized by the DGCL, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy such duty of care. Although the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's certificate of incorporation limits the liability of directors to the Registrant or its stockholders to the fullest extent permitted by the DGCL as in effect from time to time. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives any improper personal benefit.

          The bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of the indemnified parties.

          The Registrant has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. The Company has also purchased director and officer liability insurance.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4.1  Logicon 1992 Employee Incentive Stock Option Plan.*

          4.2  Logicon 1991 Stock Option Plan For Non-Employee Directors.*

          4.3  Logicon Incentive Stock Option Plan No. 3.*

          4.4  Logicon 1990 Non-Qualified Stock Option Plan.*

          4.5  Logicon Employee Stock Purchase Plan.*

          4.6 Third Amendment to Logicon 1992 Employee Incentive Stock Option Plan.

          4.7 Second Amendment to Logicon 1991 Stock Option Plan For Non-Employee Directors.

          4.8  1997 Amendment to Logicon Incentive Stock Option Plan No. 3.

          4.9  1997 Amendment to Logicon 1990 Non-Qualified Stock Option Plan.

          4.10 Eighteenth Amendment to Logicon Employee Stock Purchase Plan.

          4.11 Restated Certificate of Incorporation of the Registrant as amended (incorporated by reference to Registration Statement on Form S-3, Registration No. 33-55143).

          4.12 Amended and Restated Bylaws of the Registrant (incorporated by reference to Registration Statement on Form S-3, Registration No. 33-55143).

          4.13 Common Stock Purchase Rights Plan (incorporated by reference to Form 8-A filed September 22, 1988) amended on August 2, 1991 (incorporated by reference to Form 8 filed August 2, 1991) and amended on September 28, 1994 (incorporated by reference to Form 8-A/A filed October 7, 1994).

          5.1  Opinion of Gibson, Dunn & Crutcher LLP.

         23.1  Consent of Deloitte & Touche LLP.

         23.2  Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
               5.1).

         23.3  Consent of Price Waterhouse LLP

         24.1  Power of Attorney (included on page 5 hereto).

---------------
*Incorporated by reference as set forth in the Explanatory Note.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 29th day of August, 1997.

                                         NORTHROP GRUMMAN CORPORATION


                                         By:  /s/ James C. Johnson
                                            ----------------------
                                            James C. Johnson
                                            Corporate Vice President, Secretary
                                            and Assistant General Counsel

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard R. Molleur and James C. Johnson, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Signature                                                         Title                                 Date
---------                                                         -----                                 ----
/s/ Kent Kresa                                       Chairman of the Board, President and          August 29, 1997
--------------------------------------------------   Chief Executive Officer and Director
Kent Kresa                                           (Principal Executive Officer)

/s/ Richard B. Waugh, Jr.                            Corporate Vice President and Chief            August 29, 1997
--------------------------------------------------   Financial Officer (Principal
Richard B. Waugh, Jr.                                Financial Officer)

/s/ Nelson F. Gibbs                                  Corporate Vice President and                  August 29, 1997
--------------------------------------------------   Controller (Principal Accounting
Nelson F. Gibbs                                      Officer)



/s/ Jack R. Borsting                                 Director                                      August 29, 1997
--------------------------------------------------
Jack R. Borsting

/s/ John T. Chain, Jr.                               Director                                      August 29, 1997
--------------------------------------------------
John T. Chain, Jr.

/s/ Jack Edwards                                     Director                                      August 29, 1997
--------------------------------------------------
Jack Edwards

/s/ Robert A. Lutz                                   Director                                      August 29, 1997
--------------------------------------------------
Robert A. Lutz

/s/ Aulana L. Peters                                 Director                                      August 29, 1997
--------------------------------------------------
Aulana L. Peters

/s/ John E. Robson                                   Director                                      August 29, 1997
--------------------------------------------------
John E. Robson

/s/ Richard M. Rosenberg                             Director                                      August 29, 1997
--------------------------------------------------
Richard M. Rosenberg

/s/ John Brooks Slaughter                            Director                                      August 29, 1997
--------------------------------------------------
John Brooks Slaughter

/s/ Richard J. Stegemeier                            Director                                      August 29, 1997
--------------------------------------------------
Richard J. Stegemeier

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Logicon Employee Stock Purchase Plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 29th day of August, 1997.


                                       SANWA BANK TRUST AND INVESTMENT

                                       /s/ Charles J. Paolino
                                       ----------------------------------------
                                       Name:  Charles J. Paolino
                                       Title: Vice President

                                 EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------
     4.1            Logicon 1992 Employee Incentive Stock Option Plan.*
     4.2            Logicon 1991 Stock Option Plan For Non-Employee Directors.*
     4.3            Logicon 1990 Non-Qualified Stock Option Plan.*
     4.4            Logicon Incentive Stock Option Plan No. 3.*
     4.5            Logicon Employee Stock Purchase Plan.*
     4.6            Third Amendment to Logicon 1992 Employee Incentive Stock Option Plan.
     4.7            Second Amendment to Logicon 1991 Stock Option Plan For Non-Employee Directors.
     4.8            1997 Amendment to Logicon Incentive Stock Option Plan No. 3.
     4.9            1997 Amendment to Logicon 1990 Non-Qualified Stock Option Plan.
     4.10           Eighteenth Amendment to Logicon Employee Stock Purchase Plan.
     4.11           Certificate of Incorporation of the Registrant as amended (incorporated by reference to
                    Registration Statement on Form S-3, Registration No. 33-55143).
     4.12           Amended and Restated Bylaws of the Registrant (incorporated by reference to Registration
                    Statement on Form S-3, Registration No. 33-55143).
     4.13           Common Stock Purchase Rights Plan (incorporated by reference to Form 8-A filed September 22,
                    1988) amended on August 2, 1991 (incorporated by reference to Form 8 filed August 2, 1991) and amended on September 28, 1994 (incorporated by reference to Form 8-A/A filed October 7, 1994).
     5.1            Opinion of Gibson, Dunn & Crutcher LLP.
    23.1            Consent of Deloitte & Touche LLP.
    23.2            Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).
    23.3            Consent of Price Waterhouse LLP
    24.1            Power of Attorney (included on page 5 hereto).

-------------------
*Incorporated by reference as set forth in the Explanatory Note.